UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39531	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland	21076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 776-3133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PCSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Director; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On October 6, 2020, Dr. David Young, President and CEO of Processa Pharmaceuticals, Inc. (the “Company” or “Processa”) appointed R. Michael Floyd, age 64, as Chief Operating Officer of the Company and entered into an employment agreement (the “Agreement”) between the Company and Mr. Floyd, governing the terms of Mr. Floyd’s employment, which became effective October 1, 2020.

Mr. Floyd has been a serial entrepreneur with over 15 years’ experience with early stage biopharma businesses in infectious diseases, oncology and rare diseases. In 1996 he founded Neurologic, an early stage enterprise that in-licensed technology from the National Institutes of Health for a diagnostic test for Alzheimer’s disease. Mr. Floyd was the co-author of the plan that created the Blanchette Rockefeller Neurosciences Institute in 1998 with the Honorable Jay Rockefeller and Johns Hopkins University. Mr. Floyd was the chief executive officer for the North American subsidiary of Arpida Ltd. from 2006 where he organized the phase 3 program for an MRSA drug and oversaw the NDA submission. Mr. Floyd led the US efforts to remediate the NDA for Gentium, SpA for defibrotide from 2011. Mr. Floyd was a founder of Bio-AIM, which is developing monoclonal antibodies for Acinetobacter baumannii and Exbaq which is developing therapies for Gram negative pathogens. In 2016, Mr. Floyd co-founded Elion Oncology and has served as its Chief Executive officer until joining Processa. Mr. Floyd received a BSBA in accounting from Georgetown University and is a CPA (inactive).

Pursuant to the Agreement, Mr. Floyd will receive an annual base salary of $87,500. The Company granted Mr. Floyd 50,000 Restricted Stock Units of the Company’s common stock. The RSUs will vest over 4-years at 25% each year. In the event Mr. Floyd is terminated without Cause (as defined in the Agreement), or for Good Reason (as defined in the Agreement) the Company is required to provide, in writing 52 weeks’ notice The RSUs shall fully vest upon Change in Control (as defined in the Agreement) of if Mr. Floyd is terminated without Cause or for Good Reason. He may also receive a severance payment at Processa’s discretion. Mr. Floyd is entitled to participate in all employee benefits available to employees of the Company. The Employment Agreement also includes confidentiality provisions.

A press release announcing Mr. Floyd’s employment is filed as Exhibit 99.1 hereto.

The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated October 6, 2020, between Processa Pharmaceuticals and R. Michael Floyd

99.1	Press Release issued on October 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: October 13, 2020	By:	/s/ David Young
David Young
Chief Executive Officer